American Funds Mortgage Fund

August 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,467
Class B	$1
Class C	$16
Class F1	$74
Class F2	$330
Total	$1,888
Class 529-A	$66
Class 529-B	$0
Class 529-C	$3
Class 529-E	$4
Class 529-F1	$22
Class R-1	$7
Class R-2	$6
Class R-3	$14
Class R-4	$12
Class R-5	$78
Class R-6	$4,434
Total	$4,646

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0738
Class B	$0.0072
Class C	$0.0054
Class F1	$0.0689
Class F2	$0.0919
Class 529-A	$0.0652
Class 529-B	$0.0038
Class 529-C	$0.0033
Class 529-E	$0.0365
Class 529-F1	$0.0835
Class R-1	$0.0543
Class R-2	$0.0258
Class R-3	$0.0601
Class R-4	$0.0787
Class R-5	$0.0996
Class R-6	$0.1045

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	17,641
Class B	87
Class C	2,531
Class F1	749
Class F2	898
Total	21,906
Class 529-A	1,150
Class 529-B	48
Class 529-C	874
Class 529-E	161
Class 529-F1	365
Class R-1	96
Class R-2	232
Class R-3	224
Class R-4	166
Class R-5	516
Class R-6	55,000
Total	58,832

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$9.84
Class B	$9.83
Class C	$9.83
Class F1	$9.84
Class F2	$9.85
Class 529-A	$9.84
Class 529-B	$9.82
Class 529-C	$9.82
Class 529-E	$9.84
Class 529-F1	$9.84
Class R-1	$9.84
Class R-2	$9.83
Class R-3	$9.84
Class R-4	$9.84
Class R-5	$9.84
Class R-6	$9.84